Exhibit 1.1

Execution Version

RESTAURANT BRANDS INTERNATIONAL INC.

17,542,410 Common Shares

Underwriting Agreement

December 9, 2015

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Morgan Stanley Canada Limited

181 Bay St. Suite 3700

Toronto, ON M5J 2T3

Ladies and Gentlemen:

The shareholder named in Schedule 2 hereto (the “Selling Shareholder”) of Restaurant Brands International Inc., a corporation organized under the laws of Canada (the “Company”), proposes to sell to the underwriters listed in Schedule 1 hereto (collectively, the “Underwriters”) an aggregate of 17,542,410 common shares of the Company (the “Offered Shares”). The common shares in the capital of the Company are referred to herein as “Common Shares”.

Pursuant to the terms of a partnership agreement (the “Partnership Agreement”) governing Restaurant Brands International Limited Partnership (the “Partnership”), holders of the Partnership’s Class B exchangeable limited partnership units (the “Partnership exchangeable units”) have the right, commencing on December 12, 2015, to exchange Partnership exchangeable units for, at the Company’s option, either Common Shares or cash. Pursuant to the terms of the Partnership Agreement, the Partnership has received exchange notices with respect to 30,840,335 Partnership exchangeable units, which have become irrevocable. The Partnership has elected to satisfy this exchange by repurchasing 8,150,003 Partnership exchangeable units held by certain of the entities listed under the heading “3G Funds” on Schedule 4 hereto for approximately $300 million in excess cash and issuing 22,690,332 Common Shares, including the Offered Shares (collectively, the “Purchase and Exchange Transactions”). The Purchase and Exchange Transactions are expected to be completed upon satisfaction of exchange notices on or before the Closing Date (as defined below).

The Company and the Selling Shareholder hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Offered Shares, as follows:

1. Registration Statement and Canadian Prospectus. (a) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-208319), including a prospectus, relating to the Offered Shares. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Securities Act and the prospectus supplement included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus, including any prospectus supplement, in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Offered Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this underwriting agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”): a Preliminary Prospectus dated December 9, 2015, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means 6:25 P.M., New York City time, on December 9, 2015.

(b) The Company has prepared and filed with the securities commission or securities regulatory authority (collectively, the “Canadian Securities Regulators”) in each of the provinces and territories of Canada, except Quebec (collectively, the “Qualifying Jurisdictions”) a preliminary short form base shelf prospectus dated December 3, 2015 (the “Canadian Preliminary Base Prospectus”) and a (final) short form base shelf prospectus, dated December 9, 2015, in respect of up to $875,000,000 of Common Shares (the “Shelf Securities”) pursuant to applicable securities laws of the Qualifying Jurisdictions and the respective regulations, rules, blanket rulings, orders and notices made thereunder and the national, multilateral and local instruments and published policies adopted by the Canadian Securities Regulators (collectively, “Canadian Securities Laws”). The Ontario Securities Commission (the “OSC”), as principal regulator in respect of the offering of the Offered Shares, has issued a decision document (a “Decision Document”) under Multilateral Instrument 11-102 – Passport System and National Policy 11-202 – Process for Prospectus Reviews in Multiple Jurisdictions (together, the “Passport Procedures”) on behalf of itself and the other Canadian Securities Regulators in respect of each of the Canadian Preliminary Base Prospectus and the Canadian Base Prospectus dated December 3, 2015 and December 9, 2015, respectively. The term “Canadian Base Prospectus” means the (final) short form base shelf prospectus relating to the Shelf Securities, including any documents incorporated therein by reference and the documents otherwise deemed to be a part thereof or included therein pursuant to Canadian Securities Laws, at the time the OSC issued a Decision Document with respect thereto in accordance with Canadian Securities Laws, including National Instrument 44-101 – Short Form Prospectus Distributions (“NI 44-101”) and National Instrument 44-102 – Shelf Distributions (together, the “Canadian Shelf Procedures”).

In addition, the Company shall prepare and file with the Canadian Securities Regulators in accordance with Section 5(a) hereof a (final) prospectus supplement relating to the Offered Shares (together with the Canadian Base Prospectus, and including any documents incorporated therein by reference and the documents otherwise deemed to be a part thereof or included therein pursuant to Canadian Securities

Laws, the “Canadian Final Prospectus”). Any amendment to the Canadian Final Prospectus, any amended or supplemental prospectus, any management information circular, financial statement, management’s discussion and analysis, annual information form, material change report, business acquisition report, auxiliary material, information, evidence, return, report, application, statement or document that may be filed by or on behalf of the Company under securities laws of the Qualifying Jurisdiction prior to the expiry of the period of distribution of the Offered Shares, where such document is deemed to be incorporated by reference into the Canadian Final Prospectus, is referred to herein collectively as the “Supplementary Material.”

As used in this Agreement, “misrepresentation”, “material fact”, and “material change” shall have the meanings given to such terms under Canadian Securities Laws and the securities laws of the United States, as applicable.

All references in this Agreement to financial statements and other information which is “contained,” “included” or “stated” in the Canadian Preliminary Base Prospectus, the Canadian Base Prospectus or the Canadian Final Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and other information which is incorporated by reference in or otherwise deemed by Canadian Securities Laws to be a part of or included in the Canadian Preliminary Base Prospectus, the Canadian Base Prospectus or the Canadian Final Prospectus, as the case may be. For purposes of this Agreement, all references to the Canadian Preliminary Base Prospectus, the Canadian Base Prospectus and the Canadian Final Prospectus, or any amendment or supplement to any of the foregoing (including any Supplementary Material), shall be deemed to include the copy filed with the Canadian Securities Regulators pursuant to the System for Electronic Document Analysis and Retrieval.

2. Purchase of the Offered Shares by the Underwriters.

(a) The Selling Shareholder agrees, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, to sell the number of Offered Shares set forth opposite its name in Schedule 2 hereto to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Selling Shareholder at a purchase price per share of $34.00 (the “Purchase Price”) the total number of Offered Shares set forth opposite its name in Schedule 2 hereto.

(b) The Company and the Selling Shareholder understand that the Underwriters intend to make a public offering of their respective portions of the Offered Shares as soon after the effectiveness of this Agreement as in the judgment of the Underwriters is advisable, and initially to offer the Offered Shares on the terms set forth in the Prospectus and the Canadian Final Prospectus. The Company and the Selling Shareholder acknowledge and agree that the Underwriters may offer and sell the Offered Shares to or through any affiliate of an Underwriter in compliance with applicable securities laws.

(c) In respect of the sale of the Offered Shares in Canada (i) the Underwriters will offer the Offered Shares for sale to the public only in the Qualifying Jurisdictions on behalf of the Company and the Selling Shareholder, directly and through other investment dealers and brokers (the Underwriters, together with such other investment dealers and brokers, are referred to herein as the “Selling Firms”), only as permitted by (A) Canadian Securities Laws, and (B) in any other jurisdictions only as permitted by the laws of such other jurisdictions in a manner which (except in respect of the offering of the Offered Shares in the United States) will not require the Company to file a prospectus, registration statement or similar document; and (ii) the Underwriters shall ensure that each Selling Firm, prior to its appointment as such, has delivered to the Underwriters a representation to the effect that neither the Company nor the Selling Shareholder is a “related issuer” of such Selling Firm, and that each Selling Firm, any “related issuer” of such Selling Firm and the directors, officers or partners of such Selling Firm and of any “related issuer” of such Selling Firm, is not a person to which the Company or any “related issuer” of the Company owes any indebtedness or with which the Company or any “related issuer” of the Company has any other relationship, unless the Underwriters, the Company and the Selling Shareholder have agreed that the Company or the Selling Shareholder, as the case may be, is not a “related issuer” or a “connected issuer” of such Selling Firm. For the purposes of the preceding sentence, “related issuer” and “connected issuer” have the meanings ascribed thereto in National Instrument 33-105 – Underwriting Conflicts (“NI 33-105”); for the purposes of this paragraph 2(c), the Underwriters shall be entitled to assume that the Offered Shares are qualified for distribution in any province or territory of Canada where (A) a Decision Document evidencing the receipt (and deemed receipt) of the Securities Regulators in each of the Qualifying Jurisdictions (under the Passport Procedures) for the Canadian Base Prospectus shall have been obtained from the Canadian Securities Regulators following the filing of the Canadian Base Prospectus; and (B) the Canadian Final Prospectus has been filed under Passport Procedures.

(d) Payment for the Offered Shares shall be made by wire transfer in immediately available funds to the accounts specified by the Selling Shareholder to Morgan Stanley & Co. LLC (the “Lead Underwriter”), on behalf of the Underwriters, at the offices of Cahill Gordon & Reindel LLP at 10:00 A.M. New York City time on December 15, 2015, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Lead Underwriter, on behalf of the Underwriters, and the Selling Shareholder may agree upon in writing. The time and date of such payment for the Offered Shares is referred to herein as the “Closing Date”.

Payment for the Offered Shares to be purchased on the Closing Date shall be made against delivery to the Lead Underwriter for the respective accounts of the several Underwriters of the Offered Shares, with any transfer taxes payable in connection with the sale of such Offered Shares duly paid by the Selling Shareholder. Delivery of the Offered Shares shall be made through the facilities of The Depository Trust Company unless the Lead Underwriter, on behalf of the Underwriters, shall otherwise instruct.

(e) Each of the Company and the Selling Shareholder acknowledges and agrees that each of the Underwriters is acting solely in the capacity of an arm’s length contractual counterparty to the Selling Shareholder with respect to the offering of Offered Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Selling Shareholder or any other person. Additionally, each of the Company and the Selling Shareholder acknowledges and agrees that neither the Lead Underwriter, nor the other Underwriter, is advising the Company, the Selling Shareholder or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Selling Shareholder shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Selling Shareholder with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Selling Shareholder.

(f) All services hereunder that will be rendered in Canada will be the exclusive responsibility of Morgan Stanley Canada Limited and all fees and other amounts payable hereunder in respect of services rendered in Canada shall be invoiced separately by, and paid to Morgan Stanley Canada Limited and not to Morgan Stanley & Co. LLC. (except as agent for Morgan Stanley Canada Limited).

3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter and the Selling Shareholder that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 9(c) hereof.

(b) Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 9(c) hereof.

(c) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Offered Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Lead Underwriter. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus filed prior to the first use, accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 9(c) hereof.

(d) Registration Statement and Prospectus. The Company meets the requirements for the use of Form S-3 under the Exchange Act. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Offered Shares has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 9(c) hereof.

(e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Financial Statements. The financial statements and the related notes thereto of the Company and its subsidiaries and Tim Hortons Inc. (“Tim Hortons”) and its subsidiaries included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Canadian Final Prospectus comply in all material respects with the applicable requirements of the Securities Act, Exchange Act and Canadian Securities Laws, as applicable, and present fairly in all material respects the consolidated financial position of the Company and its subsidiaries and Tim Hortons and its subsidiaries, respectively, as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles, applied on a consistent basis throughout the periods covered thereby; the other financial information included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Canadian Final Prospectus has been derived from the accounting records of the Company and its subsidiaries and Tim Hortons and its subsidiaries, as applicable, and present fairly in all material respects the information shown thereby; and the pro forma financial information and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Canadian Final Prospectus has been prepared in accordance with the applicable requirements of the Securities Act, the Exchange Act and Canadian Securities Laws, as applicable, and give pro forma effect to the adjustments (as described therein) in accordance with the Commission’s rules and guidance with respect to pro forma financial information and the assumptions underlying such pro forma financial information are reasonable and are set forth in each of the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Canadian Final Prospectus. The interactive data in eXtensible Business Reporting Language incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Canadian Final Prospectus fairly presents the information called for and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g) No Material Adverse Change. Since the date of the most recent financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Canadian Final Prospectus, except as disclosed in such financial statements, (i) there has not been any change in the share capital (other than in connection with the Purchase and Exchange Transactions, the vesting of restricted stock units and the issuance of common shares upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Canadian Final Prospectus) or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change in or affecting the business, assets, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in respect of clauses (i), (ii) and (iii) above as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Canadian Final Prospectus.

(h) Organization and Good Standing. The Company and each of its subsidiaries have been duly organized or formed and are validly existing and in good standing (if such designation exists in the jurisdiction of organization or formation for such entity) under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing (if such designation exists in the jurisdiction of organization or formation for such entity) in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing (if such designation exists in the jurisdiction of organization or formation for such entity) or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, assets, properties, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 (filed with the Commission on March 2, 2015).

(i) Capitalization. The authorized, issued and outstanding share capital of the Company on the date hereof is set forth in the Registration Statement under the heading “The Securities—Description of RBI Share Capital” and on the Closing Date; the authorized, issued and outstanding share capital of the Company on the Closing Date is set forth in the Registration Statement under the heading “The Securities—Description of RBI Share Capital”, as adjusted to give effect to the transactions contemplated by the Prospectus and the Canadian Final Prospectus (including, without limitation, the Purchase and Exchange Transactions) on the Closing Date; all the outstanding shares in the capital of the Company (including the Offered Shares to be sold by the Selling Shareholder) have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Pricing Disclosure Package, the Prospectus and the Canadian Final Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares or other equity interest in the capital of the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any shares in the capital of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the share capital of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Canadian Final Prospectus; and all the outstanding shares in the capital of the Company or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares) and are owned directly or indirectly by the Company free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except in each case pursuant to (i) the Credit Agreement, dated as of December 12, 2014, by and among 1011778 B.C. Unlimited Liability Company and New Red Finance, Inc., as the borrowers thereunder, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent and each other party from time to time party thereto, as supplemented, amended, restated, or amended and restated on or prior to the date hereof (the “Credit Agreement”) (ii) the Indenture, dated as of May 22, 2014, by and among 1011778 B.C. Unlimited Liability Company, New Red Finance, Inc., the guarantors party from time to time party thereto and Wilmington Trust, National Association, as trustee and collateral agent, as supplemented, amended, restated, or amended and restated on or prior to the date hereof (the “2022 First Lien Indenture”), (iii) the Indenture, dated as of October 8, 2014, by and among 1011778 B.C. Unlimited Liability Company, New Red Finance, Inc., the guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee and collateral agent, as supplemented, amended, restated, or amended and restated on or prior to the date hereof (the “2022 Second Lien Indenture”), (iv) the Trust Indenture, dated as of June 1, 2010 (as amended, modified or supplemented to the date hereof, the “Existing THI Notes Indenture”) or (v) as disclosed in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Canadian Final Prospectus.

(j) Equity Awards. With respect to the stock options, restricted stock units, stock appreciation rights and other equity awards (the “Equity Awards”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries, including Restaurant Brands International Inc. 2006 Stock Incentive Plan, Restaurant Brands International Inc. 2011 Omnibus Incentive Plan, Restaurant Brands International Inc. 2012 Stock Incentive Plan, Restaurant Brands International Inc. Amended and Restated 2012 Omnibus Incentive Plan, Restaurant Brands International Inc. 2014 Omnibus Incentive Plan, and Restaurant Brands International Inc.

2015 Employee Share Purchase Plan (the “Company Stock Plans”), (i) each Equity Award intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of an Equity Award was duly authorized no later than the date on which the grant of such Equity Award was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, Canadian Securities Laws, the Securities Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange, the Toronto Stock Exchange and any other exchange on which Company securities are traded, and (iv) each such grant was properly accounted for in accordance with U.S. generally accepted accounting principles in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws and disclosed in the Company’s filings with the Canadian Securities Regulators in accordance with Canadian Securities Laws and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Equity Awards prior to, or otherwise coordinating the grant of Equity Awards with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(k) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby (including, without limitation, the Purchase and Exchange Transactions) has been duly and validly taken.

(l) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(m) Descriptions of the Underwriting Agreement. This Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Canadian Final Prospectus.

(n) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its articles, charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o) No Conflicts. The execution, delivery and performance by the Company of this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the articles, charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement (including, without limitation, the Purchase and Exchange Transactions), except for the registration of the Offered Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications (A) (i) as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws and Canadian Securities Laws in connection with the purchase and distribution of the Offered Shares by the Underwriters and (ii) that if not obtained or made would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (B) as have been obtained or made prior to the Closing Date.

(q) Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Canadian Final Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect, and no order, ruling or determination having the effect of suspending the sale or ceasing the trading of any securities of the Company or its subsidiaries has been issued or made by any court, securities regulatory authority or stock exchange or any other regulatory authority and is continuing in effect; and no such investigations, actions, suits or proceedings are, to the knowledge of the Company, threatened or contemplated by any governmental or regulatory authority or by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act or Canadian Securities Laws to be described in the Registration Statement, the Pricing Disclosure Package, the Prospectus or the Canadian Final Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Canadian Final Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act or Canadian Securities Laws to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package, the Prospectus or the Canadian Final Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package, the Prospectus or the Canadian Final Prospectus.

(r) Independent Accountants. (i) KPMG LLP (“KPMG”), who has certified certain financial statements of the Company and its subsidiaries, is an independent public accountant with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act and Canadian Securities Laws and (ii) PricewaterhouseCoopers LLP (Canada) (“PwC”), who has certified certain financial statements of Tim

Hortons and its subsidiaries, is an independent public accountant with respect to Tim Hortons and its subsidiaries within the meaning of the Rules of Professional Conduct of the Institute of Chartered Accountants of Ontario and the applicable rules and regulations adopted by the Commission, the Public Company Accounting Oversight Board (United States) and as required by the Securities Act and Canadian Securities Laws.

(s) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title (in the case of real property, in fee simple) to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except for those that (i) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (ii) are created pursuant to the Credit Agreement, the 2022 First Lien Notes Indenture, the 2022 Second Lien Notes Indenture or the Existing THI Notes Indenture.

(t) Title to Intellectual Property. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package, the Prospectus or the Canadian Final Prospectus, the Company and its subsidiaries own or possess adequate rights to use all material patents, trademarks, service marks, trade names, trademark registrations, service mark registrations and other indicia of origin, copyrights, works of authorship, all applications and registrations for the foregoing, domain names and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted, free of liens (other than liens created pursuant to the Credit Agreement, the 2022 First Lien Notes Indenture, the 2022 Second Lien Notes Indenture or the Existing THI Notes Indenture); to the knowledge of the Company, the conduct of its businesses does not infringe or otherwise violate any such rights of others (except for such infringements or other violations as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect); to the knowledge of the Company, no third party violates or infringes the intellectual property owned by the Company or any of its subsidiaries except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and none of the Company or its subsidiaries have received any written notice of any claim of infringement or other violation of any such rights of others that, if determined in a manner adverse to the Company or its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus or required by Canadian Securities Laws to be described in the Canadian Final Prospectus and that is not so described in the Registration Statement and the Pricing Disclosure Package or the Canadian Final Prospectus, as applicable.

(v) Investment Company Act. The Company is not, and after giving effect to the transactions contemplated by this Agreement (including, without limitation, the Purchase and Exchange Transactions and the offering and sale of the Offered Shares), will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(w) Taxes.

(A) The Company and each of its subsidiaries have paid all federal, provincial, state, local and foreign taxes (including any related interest, penalties and additions to tax) due and payable by them (including in their capacity as withholding agent) and have filed all tax returns required to be filed (taking into account any validly-obtained extension of the time within which to file) except for (i) items being contested in good faith and by appropriate proceedings for which adequate reserves for taxes have been established in accordance with generally accepted accounting principles or (ii) where failure to pay or file, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package, the Prospectus or the Canadian Final Prospectus, there is no tax audit, assessment, deficiency or other claim that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(B) Except to the extent that any payments are made by the Company under this Agreement to a non-resident of Canada (for purposes of the Income Tax Act (Canada) (the “Canadian Tax Act”)) in respect of services physically performed in Canada, no withholding tax imposed under the Canadian Tax Act will be payable in respect of any payments made by the Company under this Agreement to the Underwriters.

(x) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, provincial, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Canadian Final Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where such modification or failure to renew, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(y) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z) Compliance with and Liability under Environmental Laws. (i) The Company and its subsidiaries (x) are, and were during the applicable statute of limitations, in compliance with any and all applicable federal, provincial, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses as currently conducted, and (z) have not received written notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, that would with respect to subclause (x), (y) or (z) of this clause (i), individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, written notice, or cost or liability, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) (x) there are no proceedings that are pending, or that are to the Company’s knowledge contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company has no knowledge of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (z) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws that would, individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(aa) Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived, has occurred or is reasonably expected to occur; (iv) except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Canadian Final Prospectus, the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Canadian Final Prospectus, each pension plan within the meaning of Section 3(2) of ERISA that is maintained outside the jurisdiction of the United States satisfies the minimum funding requirements to the extent required by applicable law; (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (vii) neither the Company nor any member of its Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA), and except for where failure to comply with any of the clauses (i) through (vii) of this paragraph would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(bb) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act and as contemplated by the certifications required under Form 52-109F1 and Form 52-109F2 under National Instrument 52-109 – Certification of Disclosure in Issuer’s Annual and Interim Filings

(“NI 52-109”)) that complies with the requirements of the Exchange Act and Canadian Securities Laws and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act and Canadian Securities Laws is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act and NI 52-109.

(cc) Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act and in NI 52-109) that comply with the requirements of the Exchange Act and NI 52-109 and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. There are no material weaknesses or significant deficiencies in the Company’s and its subsidiaries’ internal controls.

(dd) Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Company and its subsidiaries believe are adequate to protect their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ee) No Unlawful Payments. Neither the Company nor any of its subsidiaries, nor any director, officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, the Corruption of Foreign Public Officials Act (Canada)

or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law of any other relevant jurisdiction; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ff) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(gg) No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the Government of Canada, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”).

(hh) No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interests, from repaying to the Company any loans or advances to such subsidiary from the Company or such other subsidiary or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except (i) to the extent such restriction or prohibition would constitute a Permitted Lien under and as defined in the Credit Agreement, the 2022 First Lien Notes Indenture, the 2022 Second Lien Notes Indenture or the Existing THI Notes Indenture, respectively, or (ii) as disclosed in the Registration Statement, Pricing Disclosure Package, the Prospectus or the Canadian Final Prospectus or as created by the Credit Agreement, the 2022 First Lien Notes Indenture, the 2022 Second Lien Notes Indenture or the Existing THI Notes Indenture, respectively.

(ii) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Offered Shares.

(jj) No Registration Rights. Except as disclosed in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Canadian Final Prospectus, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act or Canadian Securities Laws by reason of the filing of the Registration Statement with the Commission, the filing of the Canadian Base Prospectus or the Canadian Final Prospectus with the Canadian Securities Regulators or, to the knowledge of the Company, the sale of the Offered Shares to be sold by the Selling Shareholder hereunder.

(kk) No Stabilization. Neither the Company nor, to the Company’s actual knowledge, without inquiry, any affiliate of the Company (including the Selling Shareholder) has taken, nor will the Company or, to the Company’s actual knowledge, without inquiry, any affiliate of the Company (including the Selling Shareholder) take, directly or indirectly, any action which is designed or could reasonably be expected to cause or result in, or which constitutes, the stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of the Offered Shares.

(ll) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act or as defined under Canadian Securities Laws, as applicable) contained or incorporated by reference in any of the Registration Statement, the Pricing Disclosure Package, the Prospectus or the Canadian Final Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(mm) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Canadian Final Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(nn) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(oo) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Offered Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” and is a “well-known seasoned issuer”, in each case as defined in Rule 405 under the Securities Act. The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(pp) Non-Arm’s Length Transactions. Except as disclosed in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Canadian Final Prospectus, neither the Company nor any of its subsidiaries is a party to any material contract, agreement, or understanding with any officer, director, employee or any other person not dealing at arm’s length with the Company or any such subsidiary which is required to be disclosed by Canadian Securities Laws.

(qq) Dividends. Except as disclosed in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Canadian Final Prospectus, no approvals are currently required in the Canada in order for the Company to pay dividends or other distributions declared by the Company to the holders of Common Shares. Under current laws and regulations of Canada and any political subdivision thereof, any amount payable with respect to the Common Shares upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company in United States dollars or euros and freely transferred out of Canada, and no such payments made to the holders thereof or therein who are non-residents of Canada will be subject to income, withholding or other taxes under laws and regulations of Canada or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Canada or any political subdivision or taxing authority thereof or therein.

4. Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to each Underwriter and the Company that:

(a) Required Consents; Authority. All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Shareholder of this Agreement, for the consummation of the Purchase and Exchange Transactions and for the sale and delivery of the Offered Shares to be sold by the Selling Shareholder hereunder, have been obtained; and the Selling Shareholder has full right, power and authority to enter into this Agreement, to consummate the Purchase and Exchange Transactions and to sell, assign, transfer and deliver the Offered Shares to be sold by the Selling Shareholder hereunder; this Agreement has been duly authorized, executed and delivered by the Selling Shareholder, except (i) as may be required under states securities or “Blue Sky” laws in connection with the transactions contemplated here by, (ii) such as will have been obtained on or prior to the Closing Date and (iii) for such consents, approvals, authorizations or orders as would not adversely affect the Underwriters and as would not materially adversely affect the Selling Shareholder’s ability to perform its obligations hereunder or materially impair the validity or enforceability hereof.

(b) No Conflicts. The execution, delivery and performance by the Selling Shareholder of this Agreement, the consummation of the Purchase and Exchange Transactions and the sale of the Offered Shares to be sold by the Selling Shareholder and the consummation by the Selling Shareholder of the transactions contemplated herein or therein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Selling Shareholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder is bound or to which any of the property or assets of the Selling Shareholder is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Selling Shareholder or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency, except in each case, would not, individually or in the aggregate, reasonably be expected to materially adversely affect the Selling Shareholder’s ability to perform its obligations hereunder or materially impair the validity or enforceability hereof.

(c) Title to Offered Shares. The Selling Shareholder has good and valid title to the Offered Shares to be sold at the Closing Date by the Selling Shareholder hereunder, free and clear of all liens, encumbrances, equities or adverse claims; the Selling Shareholder will have, immediately prior to the Closing Date, good and valid title to the Offered Shares to be sold at the Closing Date by the Selling Shareholder, free and clear of all liens, encumbrances, equities or adverse claims; and, upon delivery of such Offered Shares and payment therefor pursuant hereto, good and valid title to such Offered Shares, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the several Underwriters.

(d) No Stabilization. The Selling Shareholder has not and, will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Offered Shares.

(e) Pricing Disclosure Package. The Pricing Disclosure Package, at the Applicable Time did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Selling Shareholder makes no representation and warranty with respect to any statements or omissions other than with respect to information furnished to the Company in writing by the Selling Shareholder expressly for use in the Pricing Disclosure Package or the Canadian Final Prospectus (the “Selling Shareholder Information”).

(f) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus, the Prospectus and the Canadian Final Prospectus, the Selling Shareholder (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized or approved and will not prepare, use, authorize or approve any Issuer Free Writing Prospectus, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Company and the Lead Underwriter, on behalf of the Underwriters.

(g) Registration Statement and Prospectus. As of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Selling Shareholder makes no representation and warranty with respect to any statements or omissions other than the Selling Shareholder Information.

(h) Taxes. Except to the extent that any payments are made by the Selling Shareholder under this Agreement to a non-resident of Canada (for purposes of the Canadian Tax Act) in respect of services physically performed in Canada, no withholding tax imposed under the Canadian Tax Act will be payable in respect of any payments made by the Selling Shareholder under this Agreement to the Underwriters.

5. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Required Filings. The Company will (i) file the Canadian Final Prospectus with the OSC in accordance with the Canadian Shelf Procedures not later than 11:00 p.m. (Toronto time) on the business day following the execution and delivery of this Agreement; (ii) file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act; (iii) file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and (iv) file promptly all reports and other documents required to be filed or furnished by the Company with the Canadian Securities Regulators pursuant to Canadian Securities Laws and all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Offered Shares; and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Lead Underwriter may reasonably request. The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) Delivery of Copies. The Company will deliver, without charge, to the Lead Underwriter, on behalf of the Underwriters, (A) conformed copies of the Registration Statement and the Canadian Final Prospectus as originally filed and each amendment thereto, in each case (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein (without exhibits) and each Issuer Free Writing Prospectus) and the Final Canadian Prospectus (including copies of any Supplementary Material) as the Underwriters may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Offered Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Offered Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Offered Shares by any Underwriter or dealer. The Company shall cause commercial copies of the Canadian Final Prospectus to be delivered to the Underwriters without charge, in such quantities and in such cities as the Underwriters may reasonably request by oral or written instructions to the Company or their legal counsel. Such delivery of the Canadian Final Prospectus shall be effected as soon as possible after filing thereof with the Canadian Securities Regulators but, in any event, on or before 12:00 p.m. (Toronto time) on the business day following the date of filing.

(c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Prospectus or the Canadian Final Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Lead Underwriter and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Lead Underwriter, on behalf of the Underwriters, reasonably objects in a timely manner.

(d) Notice to the Underwriters. During the Prospectus Delivery Period, the Company will advise the Lead Underwriter promptly, and confirm such advice in writing, (i) when the Canadian Final Prospectus has been filed with the OSC in accordance with the Canadian Shelf Procedures; (ii) when any amendment to the Registration Statement has been filed or becomes effective;

(iii) when any supplement to the Prospectus, the Canadian Final Prospectus, any Issuer Free Writing Prospectus or any amendment to the Prospectus, the Canadian Base Prospectus or the Canadian Final Prospectus, has been filed or distributed; (iv) of any request of any Canadian Securities Regulator for any amendment or supplement to the Canadian Base Prospectus or the Canadian Final Prospectus or any other request by any Canadian Securities Regulator for any additional information; (v) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (vi) of the issuance by the Commission or any Canadian Securities Regulator, as applicable, of any cease trade order relating to the Common Shares or any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or any of the Pricing Disclosure Package, the Prospectus or the Canadian Final Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vii) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, the Canadian Final Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Canadian Final Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (viii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (ix) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Offered Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, the Prospectus or the Canadian Final Prospectus or suspending any such qualification of the Offered Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus or the Canadian Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus or the Canadian Final Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus or the Canadian Final Prospectus to comply with applicable law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and the OSC and furnish to the Lead Underwriter and to such dealers as the Underwriters may designate such amendments or supplements to the Prospectus or the Canadian Final Prospectus (or any document to be filed with the Commission or the OSC and incorporated by reference therein) as may be necessary so that the statements in the Prospectus or the Canadian Final Prospectus as so amended or supplemented (or any document to be filed with the Commission or the OSC and incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus or the Canadian Final Prospectus, as the case may be, is delivered to a purchaser, be misleading or so that the Prospectus or the Canadian Final Prospectus, as the case may be, will comply with applicable law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with applicable law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Lead Underwriter may designate, such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f) Blue Sky Compliance. The Company will use its reasonable best efforts to qualify the Offered Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Lead Underwriter shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Offered Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earning Statement. The Company will make generally available to its security holders and the Lead Underwriter as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement; provided that the Company will be deemed to have complied with such requirement by filing such earning statement on the Commissions Electronic Data Gathering Analysis and Retrieval System (or any successor system) (“EDGAR”).

(h) Clear Market. For a period of 60 days after the date of the Prospectus and the Canadian Final Prospectus (the “Restricted Period”), the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file a registration statement under the Securities Act or any prospectus under Canadian Securities Laws relating to, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, without the prior written consent of the Lead Underwriter, on behalf of the Underwriters, other than (A) the Offered Shares to be sold hereunder, (B) Common Shares to be issued in connection with the Purchase and Exchange Transactions, (C) Common Shares issuable upon exchange of Class B exchangeable limited partnership units of Restaurant Brands International Limited Partnership, (D) any Common Shares issued upon the exercise or vesting of Equity Awards granted under Company Stock Plans, (E) Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares pursuant to Company Stock Plans, (F) the filing of a registration statement on Form S-8 or a successor form thereto, (G) the entry into an agreement providing for the issuance of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, in connection with (i) the acquisition by the Company or any of its subsidiaries of the securities, business, property or other assets of another person or entity, including pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, or (ii) joint ventures, commercial relationships or other strategic transactions, and the issuance of any such securities pursuant to any such agreement, provided that the aggregate number of shares issued or issuable pursuant to this clause (G) does not exceed 10% of the number of Common Shares outstanding immediately after the offering of the Offered Shares pursuant to this Agreement and prior to such issuance each recipient of any such securities shall execute and deliver to the Lead Underwriter a “lock-up” agreement substantially in the form of Exhibit A hereto, (H) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Shares, provided that (i) such plan does not provide for the transfer of Common Shares during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Shares may be made under such plan during the Restricted Period and (F) effect a registration statement pursuant to a demand under any registration rights agreement in existence as of the date of this Agreement.

(i) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Shares.

(j) Exchange Listing. During the Prospectus Delivery Period, the Company will use its best efforts to maintain the listing of the Common Shares (including the Offered Shares) on the New York Stock Exchange and the Toronto Stock Exchange and will file with the New York Stock Exchange and Toronto Stock Exchange all documents and notices required by the New York Stock Exchange and Toronto Stock Exchange, respectively.

(k) Reports. During the Prospectus Delivery Period, the Company will furnish to Lead Underwriter, as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or the Canadian Securities Regulators in accordance with Canadian Securities Laws; provided the Company will be deemed to have furnished such reports and financial statements to the Lead Underwriter to the extent they are filed on EDGAR or SEDAR, as applicable.

(l) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

6. Further Agreements of the Selling Shareholder. The Selling Shareholder covenants and agrees with each Underwriter that:

(a) Tax Form. It will deliver to the Lead Underwriter, on behalf of the Underwriters, prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

(b) Use of Proceeds. It will not directly or indirectly knowingly use the proceeds of the offering of the Offered Shares hereunder, or lend, contribute or otherwise make available such proceeds to a subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject of target of Sanctions or (ii) to fund or facilitate any activities of or business in any Sanctioned Country.

7. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Offered Shares unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that in connection with the offering of the Offered Shares in the United States, the Underwriters may use a term sheet substantially in the form of Annex B hereto without the consent of the Company; provided, further, that any Underwriter shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

(d) Except as disclosed in the Canadian Final Prospectus, the Company and the Selling Shareholder are not a “related issuer” or “connected issuer” of any Underwriter; and each Underwriter, any “related issuer” of such Underwriter or the directors, officers or partners of such Underwriter or of any “related issuer” of such Underwriter is not a person to which the Company or any “related issuer” of the Company, or with which the Company or any “related issuer” of the Company has any other relationship for which disclosure in the Canadian Final Prospectus is required under NI 33-105. For the purposes of this subsection 7(e), “related issuer” and “connected issuer” have the meanings ascribed thereto in NI 33-105.

(e) It will not make use of any “greensheet” in respect of the Offered Shares without the approval of the Company.

(f) From the date of commencement of distribution of the Offered Shares to the date such distribution ceases, it will: (i) not provide to any potential investors of the Offered Shares in Canada any Marketing Materials in respect of the Offered Shares that are or would be required to be incorporated by reference into the Canadian Final Prospectus without the prior approval by the Company of the Template Version of such Marketing Materials, such approval to be evidenced by a written agreement between the Company and the Lead Underwriter; and (ii) provide a copy of the Canadian Base Prospectus to each potential investor of the Offered Shares who receives any Marketing Materials referred to in paragraph 7(f)(i). The terms “Marketing Materials” and “Template Version” have the meanings ascribed thereto in National Instrument 41-101 – General Prospectus Requirements.

(g) It will not make any representations or warranties with respect to the Company, the Selling Shareholder or the Offered Shares other than as set forth in this Agreement, the Prospectus or the Canadian Final Prospectus or otherwise with the approval of the Company or the the Selling Shareholder, as applicable.

(h) Provided that it is satisfied, in such Underwriter’s sole discretion, acting reasonably, that it is responsible for such Underwriter to do so, it will execute and deliver to the Company the certificate required to be executed by them under Canadian Securities Laws in connection with the Canadian Final Prospectus and any amendments or supplements thereto.

(i) Any confidential information that is not publicly available or within the public domain (but only for so long as such information is not publicly available or within the public domain (other than as a result of a disclosure by the Underwriters (or their representatives) in breach of the confidentiality obligations set out in this paragraph 7(i)) concerning the business and affairs of the Company and its subsidiaries and affiliates that is provided by the Company to the Underwriters (or their advisors) for purposes of the Underwriters’ “due diligence” investigations (the “Information”), shall be treated and held in confidence by the Underwriters, and their respective Selling Firms and each of the Underwriters’ and such Selling Firms’ respective affiliates, agents, officers, directors, employees and advisors (collectively, “Representatives”), and shall not be disclosed or used other than in connection with or in relation to the services to be performed by the Underwriters or Selling Firms as contemplated in this Agreement, without, to the extent practicable, the Company’s prior written consent (which consent shall not be unreasonably withheld or delayed), except (A) as required by law, rule or regulation or by any court or governmental authority, or in any judicial, administrative or other legal proceeding, or pursuant to a subpoena, civil investigative demand or other compulsory process, or pursuant to the rules and policies of any applicable Canadian Securities Regulators, stock exchange, other regulatory authority under applicable Canadian Securities Laws, or any self-regulatory authority or organization, or (B) in response to any investigation, inquiry or allegation by, or any communication with, any court, governmental authority, administrative body, Canadian Securities Regulators, stock exchange, regulatory or self-regulatory authority or organization or other similar entity, and in the case of either (A) or (B), only after, to the extent practicable and not prohibited by law, prior consultation with the Company by the Underwriter (or its representatives) required to disclose confidential information. Notwithstanding the foregoing, nothing in this paragraph 7(i) shall (x) restrict, prohibit, diminish or otherwise adversely affect the ability of the Underwriters to perform their due diligence investigations, satisfy their due diligence obligations or establish a due diligence defense, including the dissemination of Information among and between the Underwriters, any Selling Firms and their respective representatives, in each case who have been made aware of and agree to be bound by the provisions of this paragraph 7(i) or (y) restrict or diminish the obligations of the Company to comply with applicable laws, including its obligation to ensure that the Canadian Final Prospectus contains full, true and plain disclosure of all material facts relating to the Company and its subsidiaries taken together and to the Offered Shares. Each Underwriter shall ensure compliance with the confidentiality obligations set out in this paragraph 7(i) by each of its representatives and Selling Firms and such Underwriter shall be responsible for any breach by such representative and such Selling Firm of such obligations.

(j) As soon as reasonably practicable after the Closing Date, but in any event no later than 30 days following the Closing Date, it will provide the Company with a breakdown of the number of Offered Shares sold in each of the Qualifying Jurisdictions and in the United States and, upon completion of the distribution of the Offered Shares, provide to the Company and to the Canadian Securities Regulators notice to that effect, if required by Canadian Securities Laws.

8. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Offered Shares on the Closing Date as provided herein is subject to the performance by the Company and the Selling Shareholder of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Lead Underwriter.

(b) Canadian Compliance. No order suspending the distribution of the Offered Shares shall have been issued by any Canadian Securities Regulator and no proceedings for that purpose shall have been instituted or threatened; the Canadian Final Prospectus shall have been filed with the OSC in accordance with Section 5 hereof; and all requests by the Canadian Securities Regulators for additional information shall have been complied with to the reasonable satisfaction of the Underwriters.

(c) Reporting Issuer Status. The Lead Underwriter shall have received evidence, on and as of the Closing Date, that the Company is a “reporting issuer” and is not listed as in default of any requirements of the Canadian Securities Laws, or its equivalent, in each of the Qualifying Jurisdictions.

(d) Representations and Warranties. The respective representations and warranties of the Company and the Selling Shareholder contained herein shall be true and correct on the date hereof and on and as of the Closing Date and the statements of the Company and its officers and of the Selling Shareholder and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(e) No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, if there are any debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act, (i) no downgrading shall have occurred in the rating accorded any such debt securities or preferred stock and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

(f) No Material Adverse Change. Since the date of the most recent financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Canadian Final Prospectus,

except as disclosed in such financial statements, (i) there has not been any change in the share capital (other than in connection with the Purchase and Exchange Transactions and the issuance of common shares upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Canadian Final Prospectus) or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change in, or any development involving a prospective material adverse change, affecting the business, assets, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in respect of clauses (i), (ii) and (iii) above as otherwise disclosed in the Pricing Disclosure Package (excluding any amendment or supplement thereto), the Prospectus (excluding any amendment or supplement thereto) and the Canadian Final Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Lead Underwriter makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered Shares on the Closing Date on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package, the Prospectus and the Canadian Final Prospectus.

(g) Officer’s Certificate. The Lead Underwriter shall have received on and as of the Closing Date (x) a certificate of a senior executive officer of the Company who is satisfactory to the Lead Underwriter (i) confirming that such officer has carefully reviewed the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Canadian Final Prospectus and, to the knowledge of such officer, the representations of the Company set forth in Sections 3(b), 3(c) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above and (y) a certificate of the Selling Shareholder, in form and substance reasonably satisfactory to the Lead Underwriter, (A) confirming that the representations of the Selling Shareholder set forth in Sections 4(e), 4(f) and 4(g) hereof are true and correct and (B) confirming that the other representations and warranties of the Selling Shareholder in this agreement are true and correct and that the Selling Shareholder has complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date.

(h) Comfort Letters. On the date of this Agreement and on the Closing Date, (i) KPMG shall have furnished to the Lead Underwriter, on behalf of the Underwriters, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Lead Underwriter, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters in connection with offerings of this type with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Canadian Final Prospectus; provided, that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to such Closing Date; and (ii) PwC shall have furnished to the Lead Underwriter, on behalf of the Underwriters, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Lead Underwriter, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters in connection with offerings of this type with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Canadian Final Prospectus; provided, that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to such Closing Date.

(i) Opinions and 10b-5 Statement of Counsel for the Company. (x) Greenberg Traurig LLP, counsel for the Company, shall have furnished to the Lead Underwriter, on behalf of the Underwriters, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Lead Underwriter, and (y) Torys LLP, Canadian counsel for the Company, shall have furnished to the Lead Underwriter, on behalf of the Underwriters, at the request of the Company, their written opinion dated the Closing Date and addressed to the Underwriters, it being understood that such counsel may rely on the opinions of local counsel acceptable to them as to matters governed by the laws of jurisdictions other than Canada and the Provinces of Alberta and Ontario and may rely, to the extent appropriate in the circumstances, as to matters of fact, on certificates of officers of the Company and others.

(j) Opinions of Counsel for the Selling Shareholder. (x) Kirkland & Ellis LLP, counsel for the Selling Shareholder, shall have furnished to the Lead Underwriter, on behalf of the Underwriters, at the request of the Selling Shareholder, their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Lead Underwriter, and (y) Maples and Calder, Cayman counsel for the Selling Shareholder, shall have furnished to the Lead Underwriter, on behalf of the Underwriters, at the request of the Selling Shareholder, their written opinion dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Lead Underwriter.

(k) Opinions and 10b-5 Statement of Counsel for the Underwriters. The Lead Underwriter, on behalf of the Underwriters, shall have received on and as of the Closing Date (x) an opinion and 10b-5 statement of Cahill Gordon & Reindel LLP, counsel for the Underwriters, and (y) an opinion of Blake, Cassels & Graydon LLP, Canadian counsel for the Underwriters, in each case with respect to such matters as the Lead Underwriter, on behalf of the Underwriters, may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(l) No Legal Impediment to Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, provincial, state or foreign governmental or regulatory authority that would, as of the Closing Date prevent the issuance or sale of the Offered Shares; and no injunction or order of any federal, provincial, state or foreign court shall have been issued that would, as of the Closing Date prevent the sale of the Offered Shares.

(m) Good Standing. The Underwriters shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company in writing or any standard form of telecommunication from the governmental authorities of such jurisdictions as the Lead Underwriter may reasonably request.

(n) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the shareholders, officers and directors of the Company listed on Schedule 4 hereto, relating to sales and certain other dispositions of Common Shares or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect.

(o) Purchase and Exchange Transactions. The Purchase and Exchange Transactions shall have been consummated and the Lead Underwriter, on behalf of the Underwriters shall have received on and as of the Closing Date (x) a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Lead Underwriter and (y) a certificate of the Selling Shareholder, in each case in form and substance reasonable satisfactory to the Lead Underwriter, confirming that the Purchase and Exchange Transactions have been consummated.

(p) Additional Documents. On or prior to the Closing Date, the Company and the Selling Shareholder shall have furnished to the Lead Underwriter such further certificates and documents as the Lead Underwriter may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

9. Indemnification and Contribution.

(a) Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are reasonably incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or the Canadian Final Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

(b) Indemnification of the Underwriters by the Selling Shareholder. The Selling Shareholder hereunder agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, provided that the Selling Shareholder shall be liable only to the extent that such untrue statement or omission or alleged untrue statement or omission has been made in the Registration Statement, the Prospectus or the Canadian Final Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or the Pricing Disclosure Package in reliance upon and in conformity with the Selling Shareholder Information; provided, further, that the liability under this subsection of the Selling Shareholder shall be limited to an amount equal to the aggregate gross proceeds after the underwriting commissions and discounts, but before expenses, to the Selling Shareholder from the sale of Offered Shares sold by the Selling Shareholder hereunder.

(c) Indemnification of the Company and the Selling Shareholder. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the Selling Shareholder to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are reasonably incurred) that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement, the Prospectus or the Canadian Final Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information furnished on behalf of each Underwriter: the information contained in the tenth and eleventh paragraphs and the third and fourth sentences of the twelfth paragraph, in each case under the caption “Underwriting” in the Prospectus.

(d) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 9, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by Morgan Stanley & Co. LLC and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company and any such separate firm for the Selling Shareholder shall be designated in writing by the Selling Shareholder. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e) Contribution. If the indemnification provided for in paragraphs (a), (b) and (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder, on the one hand, and the Underwriters on the other, from the offering of the Offered Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Selling Shareholder, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Selling Shareholder from the sale of the Offered Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus and the Canadian Final Prospectus, bear to the aggregate offering price of the Offered Shares. The relative fault of the Company and the Selling Shareholder, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f) Limitation on Liability. The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (e) were determined by pro rata allocation (even if the Selling Shareholder or the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (e) and (f), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Offered Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (e) and (f) are several in proportion to their respective purchase obligations hereunder and not joint.

(g) Non-Exclusive Remedies. The remedies provided for in this Section 9 paragraphs (a) through (f) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties.

11. Termination. This Agreement may be terminated in the absolute discretion of the Lead Underwriter, by notice to the Company and the Selling Shareholder, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the Toronto Stock Exchange or The Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Lead Underwriter, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered Shares on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package, the Prospectus and the Canadian Final Prospectus.

12. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder (including any goods and services, harmonized sales, sales, transfer, stamp, excise and other similar taxes payable in connection therewith), including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Offered Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act and under Canadian Securities Laws of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package, the Prospectus, the Canadian Base Prospectus, the Prospectus and the Canadian Final Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Offered Shares under the state or foreign securities or blue sky laws of such jurisdictions as the Lead Underwriter, on behalf of the Underwriters may designate and the preparation, printing and distribution of a reasonably requested blue sky memorandum (including the reasonable related fees and expenses of counsel for the Underwriters); (v) the cost of preparing share certificates; (vi) the costs and charges of any transfer agent and any registrar; (vii) all expenses and application fees (including the legal fees and expenses of counsel for the Underwriters) incurred and invoiced in connection with any filing with, and clearance of the offering by, FINRA; and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors. It is understood, however, that, except as provided in this Section 12, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resales of any of the Offered Shares by them and any advertising expenses connected with any offer they make.

(b) If (i) this Agreement is terminated pursuant to Section 11, (ii) the Company or the Selling Shareholder for any reason fail to tender the Offered Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Offered Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 9 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Offered Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

14. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Shareholder and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Selling Shareholder or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Offered Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Selling Shareholder or the Underwriters.

15. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

16. Distribution in Canada. The Company’s and the Selling Shareholder’s representations, warranties and covenants contained in Schedule 3 hereto are incorporated by reference herein and made a part thereof.

17. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Lead Underwriter, on behalf of the Underwriters, c/o: Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department. Notices to the Company shall be given to it at 226 Wyecroft Road, Oakville, Ontario L6K X7, Attention: Jill Granat. Notices to the Selling Shareholder shall be given to 3G Capital at 600 Third Avenue, 37th Floor, New York NY 10016, Attention: General Counsel.

(b) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(c) Waiver of Jury Trial. The Company, the Selling Shareholder and each Underwriter hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(d) Consent to Jurisdiction. Each of the Company and the Selling Shareholder hereby submit to the exclusive jurisdiction of any U.S. federal or state court located in the Borough of Manhattan, the City and County of New York in any action, suit or proceeding arising out of or relating to or based upon this Agreement or any of the transactions contemplated hereby. Each of the Company and the Selling Shareholder irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding in any such court arising out of or relating to this Agreement or the transactions contemplated hereby and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum. The Company hereby appoints Burger King Worldwide, Inc., having its address at 5505 Blue Lagoon Drive, Miami, FL 33126 as its authorized agent and the Selling Shareholder hereby appoints 3G Capital Partners LP, having its address at c/o 3G Capital, Inc., 600 Third Avenue, 37th Floor, New York, NY 10016, as its authorized agent (each, an “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any state or U.S. federal court in The City of New York and County of New York, by each Underwriter, the directors, officers, employees, affiliates and agents of such Underwriter, or by any person who controls such Underwriter, and expressly accepts the exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. Each of the Company and the Selling Shareholder hereby represent and warrant that the Authorized Agents have accepted such appointment and has agreed to act as said agent for service of process, and each of the Company and the Selling Shareholder agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon an Authorized Agent shall be deemed, in every respect, effective service of process upon the Company or any the Selling Shareholder, as the case may be.

(e) Judgment Currency. The Company and the Selling Shareholder agree to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

(f) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(g) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature pages follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

RESTAURANT BRANDS INTERNATIONAL INC.

By:	/s/ Daniel Schwartz
	Name:	Daniel Schwartz
	Title:	Chief Executive Officer

HOLDINGS L115 LP

By:	3G Restaurant Brands Holdings General Partner Ltd.

By:	/s/ Bernardo Piquet
	Name:	Bernardo Piquet
	Title:	Director

Accepted: As of the date first written above

MORGAN STANLEY & CO. LLC

By:	/s/ Thilakshani Dias
	Name:	Thilakshani Dias
	Title:	Executive Director

MORGAN STANLEY CANADA LIMITED

By:	/s/ Aaron Papps
	Name:	Aaron Papps
	Title:	Managing Director

S-1

Schedule 1

Underwriter	Number of Offered Shares

Morgan Stanley & Co. LLC	16,934,410
Morgan Stanley Canada Limited	608,000

Total	17,542,410

Schedule 1

Schedule 2

Selling Shareholder	Number of Offered Shares:

Holdings L115 LP	17,542,410

Schedule 2

Schedule 3

Distribution of Securities in the Qualifying Jurisdictions of Canada

Representations and Warranties of the Company

The Company represents and warrants to, and covenants and agrees with, each of the Underwriters and the Selling Shareholder that:

(a)	Eligibility. The Company is eligible to use the Canadian Shelf Procedures for the distribution of the Offered Shares.

(b)	Canadian Final Prospectus. The Canadian Final Prospectus and any amendment or supplement thereto, at the time of filing thereof, will comply, in all material respects with the applicable requirements of Canadian Securities Laws; the Canadian Final Prospectus as of the date of the Canadian Final Prospectus and any amendment or supplement thereto and as of the Closing Date will not contain a misrepresentation; and the Canadian Final Prospectus and any amendment or supplement thereto, at the time of filing thereof and as of the Closing Date will constitute, full, true and plain disclosure of all material facts relating to the Offered Shares and to the Company; provided that (i) the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Canadian Final Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof, and (ii) the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with the Selling Shareholder Information.

(c)	Incorporated Documents. The documents incorporated by reference in the Canadian Final Prospectus, when they were filed with the Canadian Securities Regulators, complied in all material respects to the requirements of Canadian Securities Laws, and none of such documents contained a misrepresentation; and any further documents so filed and incorporated by reference in the Canadian Final Prospectus, when such documents are filed with the Canadian Securities Regulators, will comply in all material respects to the requirements of Canadian Securities Laws and will not contain a misrepresentation.

(d)	Reporting Issuer. The shares of the Company are listed and posted for trading on the Toronto Stock Exchange and the Company is a “reporting issuer”, or the equivalent thereof, in each of the provinces and territories of Canada, and is not in default in any material respect of any material requirement of Canadian Securities Laws.

(e)	Compliance with Canadian Securities Laws. The Company is in compliance in all material respects with all its disclosure obligations under Canadian Securities Laws. All of the documentation which has been filed by or on behalf of the Company with the Canadian Securities Regulators pursuant to the requirements of Canadian Securities Laws, including but not limited to all material change reports, press releases and financial statements of the Company is, as of the respective filing dates thereof, in compliance in all material respects with Canadian Securities Laws of the Qualifying Jurisdictions and did not contain a misrepresentation and does not contain a misrepresentation as of the date hereof.

Schedule 3-1

(f)	No Order. No order preventing, ceasing or suspending trading in any securities of the Company or prohibiting the issue and sale of securities by the Company has been issued and no proceedings for either of such purposes have been, to the knowledge of the Company, instituted or are pending or threatened by any Canadian Securities Regulator.

(g)	Due Diligence. The Company shall allow the Underwriters to participate in the preparation of, and approve the form of, acting reasonably, the Canadian Final Prospectus and shall allow the Underwriters to conduct all “due diligence” investigations which the Underwriters may reasonably request to enable the Underwriters to fulfill their obligations as underwriters and in order to enable the Underwriters to execute the certificate required to be executed by the Underwriters in the the Canadian Final Prospectus and any Supplementary Material.

(h)	Material Change. During the period of distribution of the Offered Shares, the Company will promptly inform the Underwriters of the full particulars of:

a.	any material change (actual, anticipated or threatened) in or affecting the business, operations, revenues, capital, properties, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or results of operations of the Company;

b.	any change in any material fact contained or referred to in the Canadian Final Prospectus or any Supplementary Material; and

c.	the occurrence or discovery of a material fact or event which, in any such case, is, or may be, of such a nature as to:

i.	render the Canadian Final Prospectus or any Supplementary Material untrue, false or misleading in any material respect;

ii.	result in a misrepresentation in the Canadian Final Prospectus or any Supplementary Material; or

iii.	result in the Canadian Final Prospectus or any Supplementary Material not complying in any material respect with Canadian Securities Laws,

provided that if the Company is uncertain as to whether a material change, change, occurrence or event of the nature referred to in this subsection has occurred or been discovered, the Company shall promptly inform the Underwriters of the full particulars of the occurrence giving rise to the uncertainty and shall consult with the Underwriters as to whether the occurrence is of such nature.

(i)	Use of Canadian Final Prospectus. The filing of the Canadian Final Prospectus therefor shall constitute the Company’s consent to each Underwriter’s use of the Canadian Final Prospectus in connection with the distribution of the Offered Shares in the Qualifying Jurisdictions in compliance with this Agreement and Canadian Securities Laws.

Representations and Warranties of the Selling Shareholder

The Selling Shareholder represents and warrants to each of the Underwriters and the Company that:

(a)	Canadian Final Prospectus. The Canadian Final Prospectus as of the date of the Canadian Final Prospectus and any amendment or supplement thereto and as of the Closing Date will not contain a misrepresentation; provided that the representations and warranties set forth in this subsection apply only to the Selling Shareholder Information.

Schedule 3-2

Schedule 4

Lock-up Agreements

Directors and Officers

Daniel S. Schwartz

Joshua Kobza

José E. Cil

Elias Diaz Sesé

Jacqueline Friesner

Heitor Gonçalves

Jill Granat

Alexandre Behring

Marc Caira

Martin E. Franklin

Paul J. Fribourg

John A. Lederer

Thomas V. Milroy

Alan Parker

Carlos Alberto Sicupira

Roberto Moses Thompson Motta

Alexandre Van Damme

3G Funds

3G Restaurants Brands Holdings General Partner Ltd.

3G Restaurant Brands Holdings LP

Holdings L115 LP

Holdings L215 LP

Schedule 4-1

Annex A

a.	Pricing Disclosure Package

None.

b.	Pricing Information Provided Orally by Underwriter

The public offering price per share for the Offered Shares is $34.30.

The aggregate number of Offered Shares purchased by the Underwriters is 17,542,410.

Annex A-1

Annex B

[Intentionally Omitted]

Annex B-1

Exhibit A

FORM OF LOCK-UP AGREEMENT

            , 20

MORGAN STANLEY & CO. LLC

1585 Broadway

New York, New York 10036

Re:	Restaurant Brands International Inc. — Public Offering

Ladies and Gentlemen:

The undersigned understands that you propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Restaurant Brands International Inc., a corporation organized under the laws of Canada (the “Company”), and the Selling Stockholders listed on Schedule 2 to the Underwriting Agreement, providing for the public offerings in the United States and Canada (the “Public Offerings”) by us or one or more of our affiliates (collectively, the “Underwriter”), of common shares of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriter’s agreement to purchase and make the Public Offerings of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Underwriter, the undersigned will not, during the period ending 60 days after the date of the U.S. and Canadian final prospectuses relating to the Public Offerings (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any common shares of the Company (the “Common Shares”) or any securities convertible into or exercisable or exchangeable for Common Shares (including without limitation, Common Shares or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the U.S. Securities and Exchange Commission or under Canadian Securities Laws and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any Common Shares or any security convertible into or exercisable or exchangeable for Common Shares, in each case other than the transfer of the undersigned’s Common Shares:

(A) pursuant to the Underwriting Agreement, (B) as a bona fide gift or gifts, (C) as a distribution to partners, members, affiliates, shareholders or stockholders of the undersigned, (D) by will or intestacy, (E) to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, current or former marriage or adoption, not more remote than first cousin), (F) to any immediate family member or other dependent, (G) to the undersigned’s affiliates, (H) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (B) through (G) above, (I) pursuant to an order of a court or regulatory agency including pursuant to a qualified domestic order or in connection with a divorce settlement, (J) from an executive officer to the Company upon death, disability or termination of employment, in each case, of such executive officer, or (K) in connection with transactions by any person other than the Company relating to Common Shares or other securities acquired in open market transactions after the completion of the Public Offering; provided that in the case of this clause (K), no public filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or Canadian Securities Laws or other public announcement reporting a reduction in beneficial ownership of Common Shares shall be required or voluntarily made during the Restricted Period; provided that: (1) in the case of each transfer or distribution pursuant to clauses (B), (C), (E) through (H), and (J) above, (a) each donee, trustee, distributee or transferee, as the case may be, prior to such transfer or distribution agrees to be bound in writing by the restrictions set forth herein (and such writing shall be delivered to the Underwriter simultaneously with such transfer or distribution and shall be in a form reasonably acceptable to the Underwriter); and (b) any such transfer or distribution shall not involve a disposition for value, other than with respect to any such transfer or distribution for which the transferor or distributor receives (x) equity interests of such transferee or (y) such transferee’s interests in the transferor; and (2) in the case of each transfer or distribution pursuant to clauses (B), (C), (E) through (H), and (J) above, (i) if any public filings under the Exchange Act or Canadian Securities Laws or other public announcement reporting a reduction in beneficial ownership of Common Shares shall be required during the Restricted Period such filing shall disclose that such donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein and (ii) no public filings under the Exchange Act or Canadian Securities Laws or other public announcement reporting a reduction in beneficial ownership of Common Shares shall be voluntarily made during the Restricted Period.

In addition, the restrictions described in this Letter Agreement shall not apply to (1) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, provided that no transfers occur under such plan during the Restricted Period and no public announcement or filing shall be required or voluntarily made by any person in connection therewith other than general disclosure in Company periodic reports to the effect that Company directors and officers may enter into such trading plans from time to time, (2) the exchange by the undersigned of Restaurant Brands International Limited Partnership exchangeable units for Common Shares but any Common Shares resulting from such exchanges shall be subject to the requirements of this Letter Agreement or (3) the transfer of Securities to the due to the withholding of Securities from issuances of Common Shares or restricted shares to directors upon resignation or termination of service for purposes of satisfying any tax withholding obligation by the Company.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Shares to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement.

The undersigned understands that the Underwriter is entering into the Underwriting Agreement and proceeding with the Public Offerings in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

[NAME OF DIRECTOR, OFFICER OR STOCKHOLDER]

By:
Name:
Title: